Del Global Technologies Corp.                                              99.01

                        DEL GLOBAL TECHNOLOGIES ANNOUNCES
            FISCAL 2004 FOURTH QUARTER AND YEAR-END OPERATING RESULTS

VALHALLA, NY -Nov. 1, 2004 -- DEL GLOBAL TECHNOLOGIES CORP. (DGTC) ("Del Global"
or "the Company") today announced  operating  results for its fiscal 2004 fourth quarter and year ended July 31, 2004, as well as summary balance sheet data (see attached tables).

CORPORATE OVERVIEW
------------------

As previously announced, Del Global completed the sale of its High Voltage Power business,  a part of its Power  Conversion  Group, on October 1, 2004 as part of the Company's previously announced strategic  alternatives review.  Accordingly, this business is presented as a  discontinued  operation for the fiscal 2004 and
2003 periods.

Also as previously  announced,  the Company entered into non-binding  letters of intent for the sale of both the Medical  Systems  Group and the remainder of its
Power Conversion Group business segments.  The Company intends to call a meeting of  stockholders to seek approval under New York law for the sale of the Medical
Systems  Group  Segment in the event a definitive  agreement is entered into for such sale.  There can be no assurance that these  non-binding  letters of intent will  result  in the  consummation  of the  sale of these  segments  or that the strategic  alternatives  process initiated by the Company will lead to any other
transactions.   The  Company  may  seek  stockholder   approval  of  a  plan  of
liquidation; however, the Board of Directors of the Company has not yet approved any plan of  liquidation.  Any proceeds that may be received by  stockholders of the Company as a result of any plan of  liquidation  may be greater or less than the current market price of Del Global's common stock.

FISCAL 2004 FOURTH QUARTER AND YEAR END RESULTS
-----------------------------------------------

Consolidated  net sales for fiscal 2004  increased  22.9% to $83.8  million from
$68.2 million last year.  Consolidated net sales in the fourth quarter of fiscal
2004 rose 3.2% to $19.4 million from $18.8 million in the  comparable  period of the prior year.

Sales at the Medical  Systems  Group rose 26.2% to $70.8  million  during fiscal
2004 from $56.1 million last year, due primarily to higher  international sales, which offset a decline in domestic sales, as well as favorable  foreign currency exchange  effects of  approximately  $1.4 million.  Medical  Systems Group sales during the fourth  quarter of fiscal 2004  increased 3.3 % to $15.8 million from
$15.3  million  in the same  period  last year.  Fiscal  2004 sales at the Power
Conversion Group improved by 8% to $13.1 million; sales last year were lower due to the impact of the  Department  of Defense  investigation.  Fiscal 2004 fourth quarter sales at the Power  Conversion Group increased 5.9% to $3.6 million from
$3.4 million in the fourth quarter of fiscal 2003.

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Consolidated  gross  margin  improved  to 25.4%  during  fiscal 2004 from 23% in fiscal 2003,  due to higher gross margin at both the Medical  Systems  Group and the Power Conversion Group.  Consolidated  gross margin improved to 30.9% during the fiscal 2004 fourth quarter from 23.2% in the same period last year.

The Power Conversion Group's gross margin for fiscal 2004 was 30.2% versus 28.9%
last year,  due to improved  procurement  practices  resulting in lower  average material  costs.  Gross margin during the fourth quarter of fiscal 2004 improved to 47.0% from 41.7% in the fourth  quarter of fiscal 2003 for the same  reasons.
The Medical Systems Group's fiscal 2004 gross margin was 24.5% compared to 21.7%
in fiscal 2003, due to higher margins  domestically  as a result of cost control measures.  These factors also produced gross margin at the Medical Systems Group of 27.2%  during the fourth  quarter of fiscal 2004  versus  19.1% in the fourth quarter of fiscal 2003.

Selling,  General  and  Administrative  expenses  ("SG&A")  during  fiscal  2004 declined to 19.0% of sales from 26.2% of sales last year.  SG&A also declined in the  fiscal  2004  fourth  quarter  to 22.0% of sales from 24.1% of sales in the comparable  prior  year  period.  These  decreases  were the  result of  reduced corporate legal and accounting costs.

Operating  income for fiscal 2004 improved to $194,000 from an operating loss of
$6.1  million  last year;  operating  income for the fiscal 2004 fourth  quarter improved to $840,000  from an operating  loss of $538,000 in the same period one year ago.  Operating  income also includes  unallocated  corporate costs of $3.7 million in Fiscal 2004, compared to unallocated  corporate costs of $5.7 million in Fiscal 2003.

The Medical Systems Group posted operating income of $5.4 million in fiscal 2004 and $0.9 million in the fourth  quarter of fiscal 2004, as compared to operating income of $1.0  million in fiscal 2003 and  operating  income of $0.3 million in the fourth quarter of fiscal 2003.  This was offset by operating  losses of $1.6 million and $1.3 million at the Power Conversion Group in fiscal 2004 and fiscal
2003,  respectively,  and operating  income of $1.0 million and $0.7 million for the fiscal 2004 and fiscal 2003 fourth quarters, respectively.

The Company achieved operating profitability for the fiscal 2004-year and fourth quarter  despite the impact of  litigation  settlement  expenses  totaling  $3.7 million  for the full  year.  Of these  charges,  $3.2  million  related  to the
previously   announced   settlement  with  the  U.S.  Government  regarding  the
investigation of the Company's RFI subsidiary (recorded in the second quarter of fiscal 2004), while $500,000 was expensed in connection with the modification to the  warrants  and  related  legal  and  professional  fees  incurred  with  the previously announced class action settlement (recorded in the fiscal 2004 fourth quarter).

The loss from continuing  operations for fiscal 2004 was $10.7 million, or $1.04 per share,  versus a loss from continuing  operations of $15.2 million, or $1.46 per share,  last year.  Income from  continuing  operations  for the fiscal 2004 fourth quarter was $335,000,  or $.03 per share,  versus a loss from  continuing operations  of $4.0  million,  or $.39 per share,  in the same period last year.
Results from continuing  operations included the litigation settlement costs, as

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well as the previously  announced $9.8 million deferred tax valuation allowance, which is included in provision for income taxes.  Del Global also  established a
$7.9 million valuation allowance in the fiscal 2003 provision for income taxes.

The loss from discontinued  operations for fiscal 2004 was $5.1 million, or $.49 per share, versus income from discontinued  operations of $128,000,  or $.01 per share, last year. The loss from  discontinued  operations for the fourth quarter of  fiscal  2004  was  $2.9  million,  or $.28 per  share,  versus  a loss  from discontinued  operations of $238,000, or $.02 per share, in the same period last year.  The loss from  discontinued  operations  for the fiscal 2004  periods are related to the sale of the Del High Voltage division and included a $4.9 million write down of assets to net realizable value.

Reflecting the above, Del Global reported a net loss of $15.8 million,  or $1.53 per share for fiscal 2004 versus a net loss of $15.0 million, or $1.45 per share last year. The net loss for the fiscal 2004 fourth quarter was $2.6 million,  or
$.25 per share,  versus a net loss of $4.3  million,  or $.41 per share,  in the fourth  quarter of fiscal 2003.  The net loss for the fiscal 2003 fourth quarter includes a $3.2 million deferred tax valuation allowance, as discussed above.

LITIGATION SETTLEMENT UPDATE
----------------------------

During the first quarter of fiscal 2005, Del Global paid the US Government  $5.0 million pursuant to the terms of the previously  announced RFI settlement.  This settlement,  as previously announced,  also included the Company pleading guilty to one criminal count and remains subject to court approval.

BACKLOG
-------

Consolidated  backlog  for  continuing  operations  at July 31,  2004 was  $25.9 million versus backlog at August 2, 2003 of approximately $16.3 million. Backlog in the Power Conversion Group at July 31, 2004 of $7.7 million was comparable to backlog at August 2, 2003. Backlog in the Medical Systems Group at July 31, 2004
was $18.2 million versus backlog at August 2, 2003 of approximately $8.6 million with increases at both operating units.  Substantially all of the backlog should result in shipments within the next 12 months.

FINANCIAL CONDITION
-------------------

Del Global's  balance sheet at July 31, 2004 reflected  working  capital of $7.8 million  (of which $4.8  million was cash and cash  equivalents),  shareholders'
equity of $7.8  million and a stated  book value of $0.75 per share.  As of July
31,  2004,  the  Company  had  approximately  $5.8  million of excess  borrowing capacity under its domestic revolving line of credit.

INVESTOR CONFERENCE CALL
------------------------

Suzanne M. Hopgood,  Chairman of the Board,  Walter F. Schneider,  President and
Chief Executive Officer, and Mark A. Koch,  Principal  Accounting Officer,  will host a conference call on Tuesday , November 2, 2004 at 10:00 A.M.  Eastern Time
to discuss this news release.  The telephone number to join this conference call is (888) 737-9832 (domestic) or (706) 679-0770.  A taped replay of the call will be available  through 5:00 P.M.  Eastern Time on November 10, 2004.  Please dial
(800) 642-1687 (Domestic) or (706) 645-9291 (International) and enter the number
1886374  to listen to the  replay.  In  addition,  the  conference  call will be broadcast  live over the  Internet  via the Webcast  section of Del Global's web site at WWW.DELGLOBAL.COM. To listen to the live call on the Internet, go to the web  site at least 15  minutes  early to  register,  download  and  install  any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed on Del Global's website for approximately five business days.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other

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products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital  facilities;  favorable  determinations  in various legal and regulatory matters;  court  approval of the  settlement  agreement  with the US  Government regarding  the DoD matter;  the ability of Del Global to avoid a debarment  from doing  business  with  the  U.S.  Government;  and  favorable  general  economic conditions.  Actual  results  could differ  materially  from those  expressed or implied  in the  forward-looking  statements.  Important  assumptions  and other important  factors that could cause  actual  results to differ  materially  from those in the  forward-looking  statements are specified in the Company's filings with the Securities and Exchange Commission.

CONTACT:

DEL GLOBAL TECHNOLOGIES CORP.                              INVESTOR RELATIONS:
Walter F. Schneider, President & Chief Executive Officer   The Equity Group Inc.
Mark Koch, Principal Accounting Officer                    Devin Sullivan (212) 836-9608
(914) 686-3650                                             Adam Prior (212) 836-9606

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                                        DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                      (UNAUDITED)

                                                            THREE MONTHS ENDED                     YEAR ENDED
                                                      JULY 31, 2004   AUGUST 2, 2003        JULY 31, 2004   AUGUST 2, 2003
                                                      -------------   --------------        -------------   --------------
NET SALES                                       $         19,382       $ 18,769               $ 83,827       $ 68,212
COST OF SALES                                             13,402         14,416                 62,512         52,542
                                                        --------       --------               --------       --------
GROSS MARGIN                                               5,980          4,353                 21,315         15,670

Selling, general and administrative                        4,269          4,525                 15,907         17,904
Research and development                                     418            366                  1,562          1,593
Litigation settlement costs                                  453           --                    3,652          2,126
Facilities reorganization costs                             --             --                     --              128
                                                        --------       --------               --------       --------
Total operating expenses                                   5,140          4,891                 21,121         21,751

OPERATING INCOME (LOSS)                                      840           (538)                   194         (6,081)

Interest expense                                            (234)          (345)                (1,796)        (1,340)
Other income (expense)                                        16            161                    123            596
                                                        --------       --------               --------       --------
INCOME (LOSS)BEFORE INCOME
TAXES AND MINORITY INTEREST                                  622           (722)                (1,479)        (6,825)

INCOME TAX PROVISION                                         212          3,289                  8,691          8,233
                                                        --------       --------               --------       --------

INCOME (LOSS) FROM CONTINUING
OPERATIONS                                                   410         (4,011)               (10,170)       (15,058)
BEFORE MINORITY INTEREST

INORITY INTEREST                                              75              9                    559            115
                                                        --------       --------               --------       --------

INCOME (LOSS) FROM CONTINUING
OPERATIONS                                                   335         (4,020)               (10,729)       (15,173)

DISCONTINUED OPERATIONS                                   (2,907)          (238)                (5,095)           128
                                                        --------       --------               --------       --------

NET LOSS $                                                (2,572)      $ (4,258)              $(15,824)      $(15,045)
                                                        ========       ========               ========       ========

LOSS PER SHARE
   Continuing operations                                $    .03           (.39)              $  (1.04)      $  (1.46)
   Discontinued operations                              $   (.28)      $   (.02)              $  (0.49)      $   0.01
                                                        --------       --------               --------       --------
   Basic and diluted, net                               $   (.25)      $   (.41)              $  (1.53)      $  (1.45)
                                                        ========       ========               ========       ========

Weighted average number of common shares
   outstanding, basic and diluted                         10,333         10,338                 10,335         10,344
                                                        ========       ========               ========       ========

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                      DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                     JULY 31, 2004     AUGUST 2, 2003
                                                     -------------     --------------

Current Assets                                       $   38,214        $   40,213
Total Assets                                         $   49,261        $   60,492

Current Liabilities                                  $   30,450        $   26,615
Total Liabilities                                    $   40,097        $   36,260

Minority Interest in Subsidiary                      $    1,389        $    1,253

Shareholders' Equity                                 $    7,775        $   22,979

Common Shares Outstanding End of Period                  10,335            10,333
Book Value Per Share                                 $     0.75        $     2.22